                                                                      Exhibit 23




                           INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Metris Companies, Inc.:


We consent to the incorporation by reference in Registration Statement Nos.:
333-42529, 333-42961, 333-52627, 333-52629, 333-78345, 333-36924, 333-51390,
333-91917, and 333-60870 on Form S-8 333-60973, 333-47066, 333-82007 on Form
S-3; and 333-43771 and 333-86695 on Form S-4; and 333-88178 on Form S-8 of
Metris Companies Inc. of our report dated March 31, 2003, except as to note 2, which is as of April 2, 2004, relating to the consolidated balance sheets of Metris Companies Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 Annual Report on Form 10-KA of Metris Companies Inc.

Our report refers to a change in accounting methods for derivative instruments in 2001 and a change in accounting method for recognizing revenue for debt waiver products in 2000.

Minneapolis, Minnesota
April 9, 2004